POWER OF ATTORNEY

Each of the undersigned constitutes Brian Muench, Erik T. Nelson and James E. Nelson, individually, as his or her true and lawful attorney, with full power to each of them to sign for him or her, in his or her name and in his or her capacity as a trustee of the Allianz Variable Insurance Products Trust, any registration statement on Form N-14 relating to the reorganization of AZL Morgan Stanley Global Real Estate Fund into AZL S&P 500 Index Fund, both series of the Allianz Variable Insurance Products Trust (the “Registration Statement”), and any and all amendments thereto, of the Allianz Variable Insurance Products Trust filed with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940 for the purpose of complying with the registration or other filing requirements set forth therein.

This Power of Attorney authorizes the above individuals to sign the name of each of the undersigned and will remain in full force and effect until specifically rescinded by the undersigned.

Each of the undersigned specifically permits this Power of Attorney to be filed as an exhibit to the Registration Statement or any amendment to the Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940.

This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be a single document.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand as of this 10th day of June, 2020.

/s/ Peter Burnim

Peter R. Burnim

/s/ Peggy Ettestad

Peggy L. Ettestad

/s/ Claire Leonardi

Claire R. Leonardi

/s/ Dickson Lewis

Dickson W. Lewis

/s/ Tamara Lynn Fagely

Tamara Lynn Fagely

/s/ Richard H. Forde

Richard H. Forde